Exhibit 10.4

The security represented by this certificate was originally issued on November 22, 2005, and has not been registered under the Securities Act of 1933, as amended.  The transfer of such security is subject to the conditions specified in the Series A Convertible Participating Preferred Stock and Warrant Purchase Agreement, dated as of November 22, 2005 (as amended, restated or modified from time to time) by and among the issuer hereof (the “Company”) and certain purchasers of the Company’s securities, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer.  Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

NAVTECH, INC.

STOCK PURCHASE WARRANT

Date of Issuance: November 22, 2005	Certificate No. W-2

FOR VALUE RECEIVED, Navtech, Inc., a Delaware corporation (the “Company”), hereby grants to EXTERNALIS S.A. or its registered assigns (the “Registered Holder”) the right to purchase from the Company 25,000 shares of Warrant Stock (as defined herein) at a price per share of $3.00 (as adjusted from time to time hereunder, the “Exercise Price”).  This Warrant is one of several warrants (collectively, and including any warrant issued pursuant to the terms hereof or of any other warrant, and all warrants that may be issued, directly or indirectly, as a replacement for any such warrant, in whole or in part, the “Warrants”) issued pursuant to the terms of the Series A Convertible Participating Preferred Stock and Warrant Purchase Agreement, dated as of November 22, 2005 (as in effect from time to time, the “Purchase Agreement”), by and among the Company, and the Investors party thereto.  Certain capitalized terms used herein are defined in Section 4.  The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

Section 1.               Exercise of Warrant.

1A.          Exercise Period.

The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Warrant Stock, unless such exercise is in full), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the tenth anniversary of the Date of Issuance (the “Exercise Period”).  The Company shall give the Registered Holder written notice of the expiration of the Exercise Period at least 10 days but not more than 60 days prior to the end of the Exercise Period.

1B.          Exercise Procedure.

(i)            This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the “Exercise Time”):

(a)           a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(b)           this Warrant;

(c)           if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 6 hereof; and

(d)           either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the “Aggregate Exercise Price”), or (2) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which, when multiplied by the Market Price of the Warrant Stock, is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

(ii)           Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five Business Days after the date of the Exercise Time.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii)          The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

(iv)          The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock.  Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens, taxes and charges with respect to the issuance thereof.

(v)           The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.  The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

(vi)          The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including making any filings required to be made by the Company).

(vii)         Notwithstanding any other provision hereof, if an exercise of this Warrant is to be made in connection with a registered public offering, the sale of the Company or any other transaction, such exercise may, at the election of the holder hereof, be conditioned upon the consummation of the public offering, the sale of the Company or other transaction, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

(viii)        The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Warrant Stock issuable upon the exercise of all outstanding Warrants.  The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).  The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

1C.          Exercise Agreement.

Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.  Such Exercise Agreement shall be dated the actual date of execution thereof.

1D.          Fractional Shares.

If a fractional share of Warrant Stock would, but for the provisions of Section 1, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five Business Days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser (or, at the Purchaser’s option, cash, by wire transfer of immediately available funds to the account specified by the Purchaser) in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

Section 2.               Adjustment of Exercise Price and Number of Shares.

In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

2A.          Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock.

(i)            Except for (a) any shares of Common Stock issued as a dividend or distribution on the Common Stock to which Section 2C applies, (b) any securities issued by the Company upon the exercise, conversion or exchange in accordance with their respective terms of Options or Common Stock Equivalents outstanding on the date hereof including, without limitation, (A) the Series A Convertible Participating Preferred Stock issued pursuant to the Purchase Agreement and (B) the warrants issued to Abry Mezzanine Partners, L.P. and its affiliates on the date hereof or (c) Common Stock and Options to acquire Common Stock pursuant to options, incentive or compensation plans approved by the Board of Directors of the Company to employees, directors and independent contractors in an aggregate amount after the date hereof that does not exceed (i) 1,050,000 shares of Common Stock, whether issued as shares of Common Stock or as Options to acquire Common Stock, and (ii) 330,121 shares of Common Stock issuable upon exercise of Options outstanding on the date hereof (in each case, as adjusted to reflect any stock split, reverse stock split, stock dividend or similar event consummated after the date hereof), if and whenever after the date of the Purchase Agreement the Company issues or sells, or in accordance with Section 2B is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale the Exercise Price shall be reduced to the Exercise Price determined by multiplying the Exercise Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, and the denominator of which shall be the product derived by multiplying such Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

(ii)           Upon each such adjustment of the Exercise Price hereunder, the number of shares of Warrant Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

2B.          Effect on Exercise Price of Certain Events.

For purposes of determining the adjusted Exercise Price under Section 2A, the following shall be applicable:

(i)            Issuance of Rights or Options.  If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Common Stock Equivalents issuable upon exercise of such Options, is less than the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Common Stock Equivalents issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share.  For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Common Stock Equivalents, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Common Stock Equivalents and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Common Stock Equivalents issuable upon the exercise of such Options.  No further adjustment of the Exercise Price shall be made when Common Stock Equivalents are actually issued upon the exercise of such Options or when shares of Common Stock are actually issued upon the exercise of such Options or the conversion or exchange of such Common Stock Equivalents.

(ii)           Issuance of Common Stock Equivalents.  If the Company in any manner issues or sells any Common Stock Equivalents and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Common Stock Equivalents shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Common Stock Equivalents for such price per share.  For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock as applicable, issuable upon the conversion or exchange of all such Common Stock Equivalents.  No further adjustment of the Exercise Price shall be made when shares of Common Stock are actually issued upon the conversion or exchange of such Common Stock Equivalents, and if any such issue or sale of such Common Stock Equivalents is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2B, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(iii)          Change in Option Price or Conversion Rate.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Common Stock Equivalents or the rate at which any Common Stock Equivalents are convertible into or exchangeable for Common Stock changes at any time (in each case, other than as a result of antidulition provisions applicable to such Options or such Common Stock Equivalents) , the applicable Exercise Price in effect at the time of such change shall be immediately adjusted to such Exercise Price which would have been in effect at such time had such Options or Common Stock Equivalents still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Warrant Stock shall be correspondingly adjusted.  For purposes of this Section B, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Exercise Price of such Warrant Stock to be increased.

(iv)          Calculation of Consideration Received.  If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor.  If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt.  If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of the portion of the net assets of the non-surviving entity that is attributable to such Common Stock, Option or Convertible Security, as the case may be.  The fair value of any consideration or net assets other than cash and securities (and, if applicable, the portions thereof attributable to any such stock or securities) shall be determined jointly by the Company and the Majority Holders.  If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the Majority Holders.  The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.  If any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, the Option shall be deemed to have been issued for no consideration, unless otherwise specified in the documentation for such transaction.

(v)           Treasury Shares.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares or other Equity Security of the Company so owned or held shall be considered an issue or sale of such shares or Equity Security.

(vi)          Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Common Stock Equivalents or (b) to subscribe for or purchase Common Stock, Options or Common Stock Equivalents, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.  If after taking such record the Company shall have legally abandoned its plan to make or do any of the foregoing (without having made such issuance), then any adjustment made to any Exercise Price hereunder as a result of securities having been deemed issued on the date of such record, shall be recomputed as if such record had not been taken.

2C.          Subdivision or Combination of Capital Stock.  If the Company, at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the applicable Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced (and any other appropriate actions shall be taken by the Company) and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased.(1)  If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the applicable Exercise Price in effect immediately prior to such combination shall be proportionately increased (and any other appropriate actions shall be taken by the Company) and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

2D.          Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Warrant Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Warrant Stock is referred to herein as an “Organic Change”.  Prior to the consummation of any Organic Change, the

(1)   For the avoidance of doubt, if the Company engages in a 2-for-1 stock split, the Exercise Price for the Warrant Stock will be reduced to one-half of the Exercise Price in effect immediately prior to such stock split, and the aggregate number of shares of Warrant Stock issuable upon exercise of this Warrant will be increased to two times the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such stock split.

Company shall make appropriate provision (in form and substance reasonably acceptable to the Majority Holders) to insure that each of the Registered Holders of Warrants shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such shares of stock, securities or assets as such holder would have been issued or payable in such Organic Change (if such holder had exercised its Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place.  In each such case, the Company shall also make appropriate provisions (in form and substance reasonably acceptable to the Majority Holders) to insure that the provisions of this Section 2 and hereof shall thereafter be applicable to the Warrants.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably acceptable to the Majority Holders) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

2E.           Notices.

(i)            Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to all Registered Holders of Warrants, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)           The Company shall use its reasonable best efforts to also give written notice to all Registered Holders of Warrants at least twenty (20) days prior to the date on which any Organic Change or Change of Control shall take place.

Section 3.               Dividends.  If the Company declares or pays a dividend or other distribution upon the Common Stock except for a stock dividend payable in shares of Common Stock (a “Dividend”), then the amount of such dividend shall reduce the Exercise Price by the amount of the Dividend, provided that (i) no adjustment(s) to the Exercise Price shall reduce the Exercise Price below $0.01, and any such purported adjustment(s) shall instead reduce the Exercise Price to $0.01 and (ii) other than the adjustment(s) to the Exercise Price described above, the Company shall not pay any cash Dividend to the Holder of this Warrant until such holder exercises this Warrant pursuant to and in accordance with Section 1.

Section 4.               Definitions.  The following terms have meanings set forth below:

“Business Day” means any day other than a Saturday, Sunday, or any day on which banks in State of New York, the State of California or The Commonwealth of Massachusetts are authorized or obligated by applicable law to close.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise, conversion or exchange of Options or Common

Stock Equivalents (excluding Options or Common Stock Equivalents that are not then at or in the money).

“Common Stock Equivalents” means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

“Majority Holders” means holders of Warrants representing a majority of the Warrant Stock purchasable upon exercise of all Warrants then outstanding.

“Market Price” means as to any security the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case (i) averaged over a period of 20 days consisting of the day as of which “Market Price” is being determined and the 19 consecutive Business Days prior to such day, and (ii) averaged on a volume-weighted basis based on the trading volume for each such Business Day.  If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined in good faith by the Board of Directors of the Company.

“Options” means any rights or options to subscribe for or purchase Common Stock or Common Stock Equivalents.

“Warrant Stock” means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company’s Common Stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or reorganization affecting the Company’s Common Stock; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term “Warrant Stock” shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

Section 5.               No Voting Rights; Limitations of Liability.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.  No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

Section 6.               Warrant Transferable.  .  Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

Section 7.               Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender.  The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.  All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”

Section 8.               Replacement.  Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (which shall be unsecured for the Registered Holder and its Affiliates and all institutional Purchasers), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 9.               Notices.  Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the United States Mail (i) to the Company c/o Navtech Systems Support Inc., Suite 102, 175 Columbia St. W., Waterloo, Ontario, Canada N2L 5Z5 and (ii) to the Registered Holder of this Warrant, at the following address:

Externalis, S.A.
38 Avenue des Klauwaerts
1050 Brussels Belgium
Telecopy No.: + 32 (0)2 643 01 95
Attention: Francoise Macq

or at such other address as such Registered Holder has specified by prior written notice to the Company.  A copy of all notices hereunder are to be delivered as provided in Section 7.7 of the Purchase Agreement.

Section 10.             Amendment and Waiver.  Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Holders.

Section 11.             Descriptive Headings; Governing Law.  The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The corporation laws of the State of Delaware (without regard to choice-of-law principles) shall govern all issues concerning the relative rights of the Company and its stockholders and all other questions concerning the construction, validity, enforcement and interpretation of this Warrant.

[The remainder of this page is intentionally left blank].

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

NAVTECH, INC.

By
Its

EXHIBIT I

EXERCISE AGREEMENT

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-             ), hereby agrees to subscribe for the purchase of                   shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant (as adjusted pursuant to Section 3 of this Warrant).

Signature

Address

EXHIBIT II

ASSIGNMENT

FOR VALUE RECEIVED,                                                                      hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-             ) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Dated:	Signature

Witness